Exhibit 10.1

SECOND AMENDMENT TO THE SHARE SUBSCRIPTION CUM PURCHASE AGREEMENT DATED 15TH DAY OF SEPTEMBER, 2007

THIS Amendment to the Share Subscription cum Purchase Agreement dated 15th September, 2007 (hereinafter referred to as “Agreement”) is entered on this [ ] day of January, 2008 at Mumbai

BY AND AMONG

INDIA GLOBALIZATION CAPITAL, INC. a company organized under the laws of the State of Maryland and having its office address at 4336 Montgomery Avenue Bethesda, MD 20814, acting directly or indirectly through one or more of its newly formed non US Affiliates, alongwith such newly formed non-US Affiliates (hereinafter collectively referred to as “Investor”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns) of the FIRST PART;

AND

SRICON INFRASTRUCTURE PRIVATE LIMITED, a company incorporated under the Indian Companies Act, 1956, having its registered office at Sricon House 25, Pragati Layout, Rajeev Nagar, Nagpur, India (hereinafter referred to as "Company" which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the SECOND PART;

AND

THE PERSONS whose names and addresses are set out in Schedule 1 hereto (hereinafter referred to as "Promoters", which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include their heirs, legal representatives, executors, and administrators) of the THIRDPART.

(The Investor, the Promoters and the Company may hereinafter be referred to individually as “Party” and collectively as “Parties”, as the context may require).

WHEREAS

A.
The Parties entered into a Share Subscription cum Purchase Agreement on the 15th day of September, 2007 (the “SSA”), setting out the terms and conditions subject to which the Investor would subscribe to the Subscription Shares;

B.
Clause 3 of the SSA sets out the conditions to be satisfied by the Parties prior to the Investor subscribing to the Subscription Shares. Some of the conditions to be satisfied by the Parties are as under: (i) completion of a business, financial, accounting, tax, technical, legal and regulatory due diligence on the Company by the Investor and resolution of all issues arising therefrom to the satisfaction of the Investor on or before 45 Business Days from the date of this Agreement, (ii) resolution being passed at a duly constituted meeting of the board of directors of Investor and a resolution being passed at duly constituted meeting of the shareholders of the Investor, approving the subscription to the Subscription Shares and the satisfaction of all other conditions for the Investor to effect a Business Combination as set forth in the Investor's Prospectus dated March 3, 2006 as filed with the US Securities and Exchange Commission, (iii) the Promoters obtaining written consents from all banks, financial institutions, lenders of the Company and all other third parties as may be required for change in shareholding of the Company in form and substance satisfactory to the Investor, (iv) each of the Promoters delivering to the Investor a no-objection certificate in the form contained in Schedule 4 to the SSA and a no-objection certificate from the Company in the form contained in Schedule 4A to the SSA;

C.
The Parties subsequently entered into an Amendment Agreement on December 19, 2007, (“First Amendment Agreement”) amending the terms of the SSA and agreeing to subscribe to a portion of the Subscription Shares;

D.
The Company is in need of urgent funds and pending satisfaction of the conditions precedent set out in Clause 3 of the SSA, has requested the Investor to infuse further funds towards subscription to a portion of the Subscription Shares;

E.	The Investor has agreed to subscribe to a portion of the Subscription Shares in the Company subject to the terms and conditions set out in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

  1.           All expressions used in this Agreement but not defined, and defined in the SSAor the First Amendment Agreement, shall have the same meaning ascribed to it in the SSA or First Amendment Agreement, as the case may be.

2.	SUBSCRIPTION TO PORTION OF SUBSCRIPTION SHARES

Subject to the terms of this Agreement and relying on the Representations and Warranties, covenants and indemnities given by the Promoters and the Company under the SSA and the First Amendment Agreement, the Investor agrees to subscribe from time to time, and the Company agrees to issue and allot to the Investor, Shares in the Company, at the Issue Price, provided that subject to Clause 3, the funds remitted from time to time, shall be funded as advance against Shares of the Company.

3.	COMPLETION

Unless otherwise directed by the Investor, the Parties shall proceed to complete the allotment of such portion of Subscription Shares to the Investor as subscribed by the Investor, at the Issue Price, simultaneously upon Completion under the Amendment Agreement and in the same manner set out in Clause 5 of the First Amendment Agreement.

4.	VALIDITY OF SSA

4.1
Except to the extent specifically modified by this Amendment Agreement, all the terms of the SSA and the First Amendment Agreement shall survive and continue to remain valid and binding on the Parties. Reference in the First Amendment Agreement to ‘Portion of Subscription Shares’ shall, where appropriate, be deemed to mean reference to the ‘Portion of Subscription Shares’ as increased by the portion of Subscription Shares agreed to be subscribed under this Agreement from time to time and reference to ‘Portion of Subscription Price’ shall, where appropriate, be deemed to mean reference to ‘Portion of Subscription Price’ as increased by the funds remitted by the Investor towards subscription to Shares at the Issue Price under this Agreement, from time to time. It is clarified for the avoidance of doubt that the obligation to fund under this Agreement or the First Amendment Agreement or the SSA shall not extend to the amounts already funded by the Investor.

4.2
Reference in the SSA to subscription to Investor Shares or Subscription Shares respectively, wherever they appear, shall be deemed to mean subscription to Investor Shares or Subscription Shares as respectively reduced by the Portion of Subscription Shares (as adjusted in 4.1 herein) and reference to payment of Investor Price or Subscription Price, respectively, wherever they appear in the SSA, shall be deemed to mean payment of Investor Price or Subscription Price as respectively reduced by the Portion of Subscription Price (as adjusted in 4.1 herein).

4.3	This Amendment Agreement shall become effective upon the execution and delivery of this Amendment Agreement by the Investor, the Promoters and the Company.

4.4
Except as expressly set forth in this Amendment Agreement, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the SSA and the First Amendment Agreement are hereby ratified, readopted, approved, and confirmed and shall remain in full force and effect.

5.	RESOLUTION OF DISPUTES

(a)
Amicable Settlement: If any dispute arises between Investor and/or the Promoters and/or Company during the subsistence of this Agreement or thereafter, in connection with the validity, interpretation, implementation or alleged breach of any provision of this Agreement or regarding a question, including the question as to whether the termination of this Agreement by one Party hereto has been legitimate (“Dispute”), the disputing Parties hereto shall endeavour to settle such Dispute amicably. The attempt to bring about an amicable settlement shall be considered to have failed if not resolved within 60 days from the date of the Dispute.

(b)
Conciliation: If the Parties are unable to amicably settle the Dispute in accordance with Clause 5(a) within the period specified therein, the Parties shall forthwith but not later than 30 days after expiry of the aforesaid period, refer the Dispute to Mr. Ram Mukunda and Mr. R.L. Srivastava for resolution of the said Dispute. The attempt to bring about such resolution shall be considered to have failed if not resolved within 30 days from the date of receipt of a written notification in this regard.

(c)
Arbitration: If the Parties are unable to amicably settle the Dispute in accordance with Clause 5(b) within the period specified therein, any Party to the Dispute shall be entitled to serve a notice invoking this Clause and making a reference to an arbitration panel of three arbitrators. Each party to the dispute shall appoint one arbitrator within 30 days of receipt of the notice of the Party making the reference, and the two arbitrators, so appointed shall appoint a third arbitrator. The Arbitration proceedings shall be held in accordance with the Arbitration and Conciliation Act, 1996. The decision of the arbitration panel shall be binding on all the Parties to the Dispute.

(d)	The place of the arbitration shall be Mumbai, India.

(e)	The arbitration proceedings shall be governed by the laws of India.

(f)	The proceedings of arbitration shall be in the English language.

(g)	The Arbitrator’s award shall be substantiated in writing. The court of arbitration shall also decide on the costs of the arbitration proceedings. The cost of arbitration shall be borne by the Company.

(h)	The award shall be binding on the Parties subject to the Applicable Laws in force and the award shall be enforceable in any competent court of law.

(i)	The Mumbai court (including any appellant court) in India shall have exclusive jurisdiction.

6.	MISCELLANEOUS

(a)	No Implied Waiver

Subject to the terms of this Agreement, the execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under the SSA or First Amendment Agreement or prejudice any right or remedy that either Party may have or may have in the future under or in connection with the SSA or First Amendment Agreement or any instrument or agreement referred to therein. The Parties hereto acknowledge and agree that the Representations and Warranties of the Parties contained in the SSA and in the First Amendment Agreement, the clauses on, including but not limited to indemnity and confidentiality shall survive the execution and delivery of this Agreement and the effectiveness hereof.

(b)	Governing law

This Agreement shall be governed and construed in accordance with the laws of India.

(c)	Costs

Each Party shall bear its own expenses incurred in preparing this Agreement.  The Company shall pay the stamp duty and other costs in respect of this Agreement and the issue and allotment of the Portion of Subscription Shares to the Investor.

(d)	Execution in Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

(e)	Assignment

This Agreement and the rights and liabilities hereunder shall bind and inure to the benefit of the respective successors of the Parties hereto, but no Party shall assign or transfer any of its rights and liabilities hereunder to any other Person without the prior written consent of the other Parties, which will not be unreasonably withheld. Notwithstanding anything stated above, the Investor shall be entitled to assign its rights and obligations hereunder, including its rights over the pledge of Promoter Shares, to any of its Affiliates or its holding company or ultimate parent company or their Affiliates, without the consent of the other Parties.

IN WITNESS WHEREOF THE PARTIES TO THIS AGREEMENT HAVE SET AND SCRIBED THEIR HANDS AT MUMBAI, ON THE DAY MONTH AND YEAR FIRST NOTED ABOVE, IN PRESENCE OF:

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "INVESTOR "	)
INDIA GLOBALIZATION CAPITAL, INC.	)
)

ON THE [●] DAY OF [ ] 2008)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "COMPANY"	)
BY THE HAND OF Mr.	)
(AUTHORISED SIGNATORY) PURSUANT TO THE	)
RESOLUTION PASSED BY THE BOARD	)
ON THE [●] DAY OF [ ] 2008)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "Promoters"	)
)
)

ON THE [●] DAY OF [ ] 2008)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SCHEDULE 1

NAME AND DETAILS OF PROMOTERS

Name of Shareholder	Number of Shares	% shareholding on a Fully Diluted Basis
Ravindra Lal Srivastava	1579711	53.88
Indravati Devi Srivastava	1152640	39.31
Sankata Prasad Srivastava	96640	3.30
Bihari Lal Srivastava	16000	0.55
Ramdulare Lal Srivastava	55168	1.88
Ramdulari Devi Srivastava	32000	1.09
Total	2932159	100